UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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ACACIA RESEARCH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2010

Dear Stockholder:

You are cordially invited to attend Acacia Research Corporation's 2010 Annual Meeting of Stockholders to be held on Tuesday, May 18, 2010. The meeting will be held at our headquarters located at 500 Newport Center Drive, 7th Floor, in Newport Beach, California, beginning at 10:00 a.m., local time.  The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, are attached to this letter and are also available at http://proxymaterial.acaciaresearch.com.  I urge you to read the Notice of Annual Meeting and Proxy Statement carefully.

At this year's meeting, stockholders are being asked to:

(1)
elect two Class I directors to serve on our Board of Directors for a term of three years expiring upon the 2013 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(2)	ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)	transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the meeting.  If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

We look forward to seeing you on May 18, 2010.

Sincerely,

/s/ Paul R. Ryan
Paul R. Ryan
Chairman and Chief Executive Officer

ACACIA RESEARCH CORPORATION
500 Newport Center Drive
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2010

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Acacia Research Corporation, a Delaware corporation, will be held on Tuesday, May 18, 2010, at 10:00 a.m., local time, at our headquarters located at 500 Newport Center Drive, 7th Floor, Newport Beach, California 92660, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice of Annual Meeting:

1.
To elect two Class I directors to serve on our Board of Directors for a term of three years expiring upon the 2013 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2010:  The Proxy Statement, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at http://proxymaterial.acaciaresearch.com.

Only stockholders of record at the close of business on March 22, 2010 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.  However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose.  Any stockholder attending the Annual Meeting may vote in person even if he, she or it previously returned a proxy.

Sincerely,

/s/ Edward J. Treska
Edward J. Treska
Secretary

Newport Beach, California
April 8, 2010

YOUR VOTE IS IMPORTANT.  IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE–PAID ENVELOPE.

ACACIA RESEARCH CORPORATION
500 Newport Center Drive
Newport Beach, California 92660

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2010

General

The enclosed proxy is solicited on behalf of the Board of Directors of Acacia Research Corporation, a Delaware corporation, for use at our 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 18, 2010, at 10:00 a.m., local time, and at any adjournment or postponement thereof.  The Annual Meeting will be held at our headquarters located at 500 Newport Center Drive, 7th Floor, Newport Beach, California 92660.  Only stockholders of record at the close of business on March 22, 2010 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.  These proxy solicitation materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including audited financial statements, were mailed on or about April 8, 2010, to all stockholders entitled to receive notice of and to vote at the Annual Meeting.  In addition, these proxy solicitation materials, our Annual Report on Form 10-K and directions to attend the Annual Meeting, where you may vote in person, are available at http://proxymaterial.acaciaresearch.com.

Questions and Answers

The following are some commonly asked questions raised by our stockholders and answers to each of those questions.

1.	What may I vote on at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:  (1) the election of two Class I directors to serve on our Board of Directors for a term of three years expiring upon the 2013 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; (2) ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and (3) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

2.	How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

3.	How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope prior to the Annual Meeting.

4.	Can I revoke my proxy?

You have the right to revoke your proxy at any time before the Annual Meeting by:  (1) notifying our Secretary in writing; (2) voting in person at the Annual Meeting; or (3) returning a later-dated proxy card.

5.	Who will count the vote?

Computershare will count the votes and act as the inspector of election.

6.	What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares.  If you do not return your proxy card(s), your shares will not be voted unless you attend the Annual Meeting and vote in person.

7.	What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card.  Sign and return all proxy cards to ensure that all of your shares are voted.  We encourage you to have all accounts registered in the same name and address (whenever possible).  You can accomplish this by contacting our transfer agent, Computershare, or if your shares are held in “street name,” by contacting the broker or bank holding your shares.

8.	Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock as of the close of business on March 22, 2010 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.

9.	How many votes may be cast?

As of the Record Date, 33,249,291 shares of our common stock were issued and outstanding. Each outstanding share of our common stock will be entitled to one vote on all matters brought before the Annual Meeting.

10.	What is a "quorum" at the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding as of the close of business on the Record Date will constitute a “quorum.” Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting who will determine whether or not a quorum is present.  Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present..

11.	What happens if I abstain?

When an eligible voter attends the Annual Meeting but decides not to vote, his, her or its decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

●
abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

●
abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

12.	How do you treat “broker non-votes”?

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker does not receive voting instructions from the beneficial owner, and (ii) the broker lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

●
broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal; and

●
broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

13.	What vote is required to approve each proposal?

For the election of directors, once a quorum has been established, the nominees for Class I director who receive the most FOR votes (among votes properly cast in person or by proxy) will be elected directors.  If you are present at the Annual Meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, the shares withheld or not voted will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there was a quorum.  Broker non-votes will not be taken into account in determining the election of directors.

The ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 will require the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.  Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this proposal. Abstentions will be the equivalent of a vote against this proposal.

14.	How will voting on any other business be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxy holders, Paul R. Ryan and Edward J. Treska, to vote on such matters at their discretion.

15.	Who are the largest principal stockholders?

For information regarding holders of more than 5% of the outstanding shares of our common stock, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 13 of this Proxy Statement.

16.	Who will bear the cost of this solicitation?

We will bear the entire cost of this solicitation.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to our stockholders.  Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation.  We have retained Georgeson, Inc., a proxy solicitation firm, to perform various solicitation services.  We will pay Georgeson, Inc. a fee of $6,000.00, plus phone and other related expenses, in connection with their solicitation services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

Our Amended and Restated Bylaws provide that the number of directors shall be set by our Board of Directors (the “Board”), but in any case shall not be less than five and not more than nine.  The Board has set the number of directors at six.  The Board is divided into three classes, with each class being as nearly equal in number of directors as possible.  The term of a class expires, and their successors are elected for a term of three years, at each annual meeting of our stockholders.

The Board has nominated Robert L. Harris, II and Fred A. deBoom for election at the Annual Meeting to serve as Class I directors for a term of office expiring at our 2013 Annual Meeting of Stockholders.  The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable for service.  If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominees as may be designated by the present Board.

The following table sets forth information as to the persons who serve as our directors.

Name	Age	Director Since	Positions with the Company
Paul R. Ryan	64	1995	Chairman and Chief Executive Officer
Robert L. Harris, II	51	2000	President and Director
William S. Anderson*^	52	2007	Director
Fred A. deBoom*+^	74	1995	Director
Edward W. Frykman*+^	73	1996	Director
G. Louis Graziadio, III+^	60	2002	Director

____________
* Member of the Audit Committee
+ Member of the Compensation Committee
^ Member of the Nominating and Governance Committee

Biographical information regarding the nominees for election as a director and each other person whose term of office as a director will continue after the Annual Meeting is set forth below.

Information Regarding the Nominees (Class I)

Robert L. Harris, II has served as a director since April 2000 and as our President since July 2000.  Mr. Harris previously served as President and a director of Entertainment Properties Trust, a publicly traded entertainment, recreation and specialty real estate company which Mr. Harris founded, from 1997 to July 2000.  Mr. Harris led the International Division and served as Senior Vice President of AMC Entertainment, Inc., a publicly traded theatrical exhibition company, from 1993 to 1997, and served as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services, from 1984 to 1992.  Mr. Harris serves as a director of True Religion Apparel, Inc., a publicly traded clothing company.  We believe that Mr. Harris’s qualifications to serve on the Board include his long tenure as our President and as a member of the Board, during which time he has gained a unique and extensive understanding of our company, our business and our long term strategy, and his extensive business experience having held several senior management positions at both publicly traded and privately held companies.

Fred A. deBoom has served as a director since February 1995.  Mr. deBoom has been a principal in Sonfad Associates, an Orange County-based firm which is involved in mergers and acquisitions, private debt and equity placements, strategic and financial business planning, bank debt refinance and asset based financing, since 1995.  Previously, Mr. deBoom served for five years as a Vice President of Tokai Bank, for eight years as a Vice President of Union Bank, and for twenty-two years as a Vice President of First Interstate Bank.  Mr. deBoom received a B.A. degree from Michigan State University and an M.B.A. degree from the University of Southern California.  We believe that Mr. deBoom’s qualifications to serve on the Board include his long tenure as a member of our Board and extensive experience in the fields of finance and business transactions.

Directors with Terms Expiring in 2011 (Class I)

Edward W. Frykman has served as a director since April 1996.  Mr. Frykman served as an Account Executive with Crowell, Weedon & Co. from 1992 to 2008 when he retired.  Before joining Crowell, Weedon & Co., Mr. Frykman served as Senior Vice President of L.H. Friend & Co.  Both Crowell, Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California.  In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton, where he served as the manager of the Los Angeles Regional Retail Office of E. F. Hutton & Co.  Mr. Frykman serves as a director of Arrowhead Research Corporation, a publicly traded development stage nanotechnology holding company.  Mr. Frykman received a B.S.B.A. degree from the University of Florida.  We believe Mr. Frykman’s qualifications to serve on the Board include his long tenure as a member of the Board and his extensive experience in the fields of finance and public company oversight.

William S. Anderson has served as a director since August 2007.  Mr. Anderson currently serves as Chairman and Chief Executive Officer of First Beverage Group, a privately held company founded by Mr. Anderson in 2005 which provides financial, real estate and other related services to the beverage industry.  Prior to founding First Beverage Group, Mr. Anderson served as Executive Vice-President of Topa Equities, Ltd., a diversified holding company and beer distributor group, from 1991 to 2004.  Prior to joining Topa, Mr. Anderson was an attorney with O’Melveny & Myers in Los Angeles.  Mr. Anderson has served on both the board of directors of 1st Century National Bank, a bank which serves family-owned and closely held businesses, and the advisory board of Lineage Capital Partners, a private equity firm focused on partnering with family-controlled and owner-managed businesses, since 2005.  Mr. Anderson has served on the board of directors of the Rising Beverage Company, a beverage company which produces the Activate drinks, since July 2009, and has been a member of the advisory committee of Altamar Brands, a beverage company, since November 2009.  Mr. Anderson received a B.A. degree from Bowdoin College in Brunswick, Maine and a J.D. degree from the University of California, Los Angeles School of Law.  We believe Mr. Anderson’s qualifications to serve on the Board include his legal training and experience and extensive business experience having held senior management positions at several different companies.

Directors with Terms Expiring in 2012 (Class III)

Paul R. Ryan has served as a director since August 1995, as our Chief Executive Officer since January 1997 and as our Chairman since April 2000.  Mr. Ryan also served as our President from January 1997 to July 2000.  Prior to being named our Chief Executive Officer, Mr. Ryan served as our Executive Vice President and Chief Investment Officer from 1996 to 1997 and our Vice President, Capital Management, from 1995 to 1996.  Mr. Ryan was formerly a co-founder and general partner of the American Health Care Fund, L.P., held positions with Young & Rubicam, Ogilvy & Mather, and Merrill Lynch and was a private venture capital investor.  Mr. Ryan received a B.S. degree from Cornell University and attended the New York University Graduate School of Business.  We believe that Mr. Ryan’s qualifications to serve on the Board include his long tenure as our Chief Executive Officer and as a member of the Board, during which time he has gained a unique and extensive understanding of our company, our business and our long term strategy, and his experience in the field of finance.

G. Louis Graziadio, III has been a director since February 2002.  Mr. Graziadio is President and Chief Executive Officer of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a closely-held California company involved in a wide range of investments and business ventures.  Mr. Graziadio is also Chairman of the Board and Chief Executive Officer of Boss Holdings, Inc., a distributor of work and hunting gloves, rainwear, rain boots, industrial apparel, pet products and specialty merchandise.  From 1984 to 2000, Mr. Graziadio served as a director of Imperial Bancorp, the parent company of Imperial Bank, a Los Angeles based commercial bank acquired by Comerica Bank in January 2001.  Mr. Graziadio, and companies with which he is affiliated, are significant shareholders in numerous private and public companies.  Since 1978, Mr. Graziadio has been active in restructurings of both private and public companies, as well as corporate spin-offs and IPOs.  Mr. Graziadio also serves as a director of True Religion Apparel, Inc., a publicly traded clothing company.  We believe that Mr. Graziadio’s qualifications to serve on the Board include his extensive business experience having held senior management positions at several different companies and his experience in serving on the boards of directors of public companies.

Board Leadership Structure

Our Amended and Restated Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, Mr. Ryan serves as both Chairman of the Board and Chief Executive Officer. Our Board does not currently have a lead independent director.  Our Board has determined that this structure is the most effective leadership structure for our company at this time. The Board believes that Mr. Ryan is the director best situated to identify strategic opportunities for our company and focus the activities of the Board due to his full-time commitment to the business and long tenure with our company. The Board also believes that Mr. Ryan’s service as both Chairman of the Board and Chief Executive Officer promotes effective execution of our business strategy and facilitates information flow between management and the Board.  Our Board has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management.  In addition, our Audit, Compensation and Nominating and Governance Committees, which oversee critical matters such as our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting, our executive compensation program and the selection and evaluation of our directors and director nominees, each consist entirely of independent directors.

Risk Oversight

The Board is actively involved in the oversight of risks, including credit risk, liquidity risk and operational risk, that could affect our business.  The Board does not have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through committees of the Board. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting. The Nominating and Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process. The Compensation Committee assists the Board in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements.  The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Board Meetings and Committees

The Board held a total of six meetings and Committees of the Board held a total of nine meetings during the fiscal year ended December 31, 2009.  During that period no incumbent director attended fewer than 75% of the Board meetings and no incumbent director attended fewer than 75% of the sum of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which that director served.  The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Disclosure Committee.  The Board has adopted charters for each of these committees, each of which may be viewed on our website at www.acaciaresearch.com.

Audit Committee.  The Audit Committee currently consists of Messrs. deBoom, Frykman and Anderson, each of whom is independent under the listing standards of the Nasdaq Stock Market, LLC.  The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and is primarily responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles, financial reporting practices and system of internal accounting controls.  The Audit Committee held four meetings during the fiscal year ended December 31, 2009.  The Audit Committee is also responsible for maintaining communication between the Board and our independent registered public accounting firm.

The Board has determined that Mr. deBoom is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S−K.

Compensation Committee. The Compensation Committee currently consists of Messrs. deBoom, Frykman and Graziadio, each of whom is independent under the listing standards of the Nasdaq Stock Market, LLC.  The Compensation Committee held six meetings during the fiscal year ended December 31, 2009.

Our executive compensation program is administered by the Compensation Committee.  The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending it to the Board as well as administering the 2002 Acacia Technologies Stock Incentive Plan and the 2007 Acacia Technologies Stock Incentive Plan.  In making decisions regarding executive compensation, the Compensation Committee considers the input of our management and other directors.  In addition, the Compensation Committee establishes compensation programs that do not encourage excessive risk and we have determined that it is not reasonably likely that our compensation and benefit plans and policies would have a material adverse effect on our company.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 15 of this Proxy Statement.

Nominating and Governance Committee.   The Nominating and Governance Committee currently consists of Messrs. Anderson, deBoom, Frykman and Graziadio, each of whom is independent under the listing standards of the Nasdaq Stock Market, LLC.  The Nominating and Governance Committee recommended director nominees to the Board for election at the Annual Meeting.  The Nomination and Governance Committee held one meeting during the fiscal year ended December 31, 2009.  The charter for the Nominating and Governance Committee  provides that, among its specific responsibilities, the Committee shall:

●	Establish criteria and qualifications for Board membership, including standards for assessing independence;

●
Identify and consider candidates, including those recommended by stockholders and others, to fill positions on the Board, and assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

●	Recommend to the Board candidates for election or reelection at each annual meeting of stockholders;

●
Annually review our corporate governance processes, and our governance principles, including such issues as the Board’s organization, membership terms, and the structure and frequency of Board meetings, and recommend appropriate changes to the Board;

●
Administer our corporate Codes of Conduct and annually review and assess the adequacy of the corporate Codes of Conduct and recommend any proposed changes to the Board.  Specifically, the Nominating and Governance Committee shall discuss with management their compliance with the corporate Codes of Conduct, including any insider and affiliated party transactions, and our procedures to monitor compliance with the corporate Codes of Conduct;

●
Review periodically with our Chief Executive Officer and the Board, the succession plans relating to positions held by senior executives, and make recommendations to the Board regarding the selections of individuals to fill these positions;

●	Oversee the continuing education of existing directors and the orientation of new directors;

●
Monitor the functions of the Board and its committees, as set forth in their respective charters, and coordinate and oversee annual evaluations of the Board’s performance and procedures, including an evaluation of individual directors, and of the Board’s committees; and

●	Assess annually the performance of the duties specified in the Nominating and Governance Committee Charter by the Nominating and Governance Committee and its individual members.

Director Qualification Standards

There are no specific minimum qualifications that the Nominating and Governance Committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us.  The Nominating and Governance Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board, including the following characteristics:

●	the highest ethical standards and integrity;

●	a willingness to act on and be accountable for Board decisions;

●	an ability to provide wise, informed, and thoughtful counsel to top management on a range of issues;

●	a history of achievement that reflects high standards for the director candidate and others;

●	loyalty and commitment to driving our success;

●	the independence requirements imposed by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, LLC; and

●	a background that provides a portfolio of experience, qualifications, attributes, skills and knowledge commensurate with our needs.

The Nominating and Governance Committee has the following policy with regard to the consideration of any director candidates recommended by security holders:

●
A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to the Secretary, Acacia Research Corporation, 500 Newport Center Drive, 7th Floor, Newport Beach, CA  92660, of his or her intention to make such a nomination.  The notice of nomination must have been received by the Secretary at the address below no later than the close of business on February 18, 2011, in accordance with our Amended and Restated Bylaws, in order to be considered for nomination at the next annual meeting.

●
The notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under the Nasdaq Stock Market LLC’s Listing Qualifications or, alternatively, a statement that the recommended candidate would not be so barred.  A nomination which does not comply with the above requirements will not be considered.

The Nominating and Governance Committee considers director candidates that are suggested by members of the Nominating and Governance Committee and the full Board, as well as management and stockholders. The Nominating and Governance Committee may, in the future, also retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the Nominating and Governance Committee, in its sole discretion.  The process by the Nominating and Governance Committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates.  The Nominating and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Disclosure Committee.  The Disclosure Committee currently consists of Clayton J. Haynes, our Chief Financial Officer;  Robert Stewart, Sr., our Vice President of Investor Relations, Edward J. Treska, our Vice President and Corporate Secretary and Cheryl Willeford, our corporate paralegal.  The Disclosure Committee is primarily responsible for oversight of the accuracy and timeliness of the disclosures made by us.  The Disclosure Committee held four meetings during the fiscal year ended December 31, 2009.

Codes of Conduct

We have adopted a corporate Code of Conduct and a Board of Directors Code of Conduct, both of which may be viewed on our website at www.acaciaresearch.com.  The corporate Code of Conduct applies to all of our officers, directors and employees, including our principal executive officer, principal financial and accounting officer and controller, or persons performing similar functions.  The Board of Directors Code of Conduct specifically applies to the Board.  Any waiver of these Codes of Conduct for any of our executive officers or directors may be made only by the Board and must be promptly disclosed to stockholders in the manner required by applicable law.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, the particular member or committee of the Board, c/o Acacia Research Corporation, Attention: Secretary, 500 Newport Center Drive, 7th Floor, Newport Beach, California  92660.  All communications addressed to the Board or a particular member or committee of the Board will be relayed to that addressee.  From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees.  Please refer to our website at www.acaciaresearch.com for changes in this process.  The Board, the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Each of our current directors attended last year's annual meeting of stockholders.

Director Compensation

Directors who are also our employees receive no separate compensation from us for their service as members of the Board. Each non-employee director receives an annual grant of restricted stock units that entitles the non-employee director to receive, upon vesting as described below, the number of shares determined by dividing the annual amount of such director’s retainer, as described below, by the closing price of the common stock on the grant date, provided that such individual has served as a non-employee director for at least 6 months. In addition, each new non-employee director receives a one time grant of restricted stock units upon becoming a director for the number of shares determined by dividing the annual amount of such director’s retainer by the closing price of the common stock on the grant date. The restricted stock units vest in a series of twelve quarterly installments over the three year period following the grant date, subject to immediate acceleration upon a change in control.

We will deliver shares corresponding to the vested restricted stock units within thirty (30) days after the first to occur of the following events:  (i) the fifth (5th) anniversary of the grant date; or (ii) termination of the non-employee director’s service as a member of the Board.  The non-employee director may elect, in writing at least twelve (12) months prior to a delivery date, to defer the delivery date until any later date (which such date is at least five years after the original delivery date).  The non-employee directors do not have any rights, benefits or entitlements with respect to any shares unless and until the shares have been delivered.  On or after delivery of the shares, the non-employee director shall have, with respect to the shares delivered, all of the rights of a stockholder, including the right to vote the shares and the right to receive all dividends, if any, as may be declared on the shares from time to time.  We, in our sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from shares otherwise deliverable a number of whole shares having a fair market value, as determined by us as of the date of delivery, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment).  Any adverse consequences to the non-employee director arising in connection with such share withholding procedure shall be the non-employee director’s sole responsibility.  Unless our tax withholding obligations are satisfied, we shall have no obligation to issue a certificate for such shares.

Non-employee directors receive compensation in the amount of $3,000 per month for their service as members of the Board, which monthly retainer is subject to a pro rata deduction if a director fails to attend at least 75% of our Board meetings. In addition, the chairman of the Audit Committee receives compensation in the amount of $500 per month for his services. Directors are also reimbursed for expenses incurred in connection with attendance at meetings of the Board and committees of the Board and in connection with the performance of Board duties.

2009 DIRECTOR COMPENSATION TABLE

The following table provides information on 2009 compensation for our non-employee directors who served during 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)

William S. Anderson	36,000	36,001 (1)	-	-	-	-	72,001

Fred A. deBoom	42,500	36,001 (1)	-	-	-	-	78,501

Edward W. Frykman	36,000	36,001 (1)	-	-	-	-	72,001

G. Louis Graziadio, III	36,000	36,001 (1)	-	-	-	-	72,001

___________________________

(1)
Reflects non-discretionary annual grants of restricted stock units on the first business day of the 2009 calendar year.  The number of restricted stock units was determined by dividing the annual $36,000 Board retainer by the closing price of the common stock on the grant date.  The closing price on January 2, 2009 was $3.50.

(2)
Amounts shown do not reflect compensation actually received by the directors.  Instead, the amounts shown represent the aggregate grant date fair value related to restricted stock unit awards granted to the directors during 2009, as determined pursuant to ASC Topic 718, “Compensation - Stock Compensation,” or ASC Topic 718.  The methodology used to calculate the value of restricted stock unit awards is set forth under Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on February 25, 2010 as amended on February 26, 2010.

(3)
As of December 31, 2009, the following non-employee directors had options to purchase the following number of shares of common stock: William S. Anderson: 0 shares; Fred deBoom: 101,400 shares; Edward Frykman: 90,600 shares; G. Louis Graziadio, III: 97,000 shares.

Required Vote

If a quorum is present and voting, the nominees for Class I director who receive the most FOR votes (among votes properly cast in person or by proxy) will be elected to the Board.  Shares withheld or not voted will not be counted as votes cast, although they will be counted for purposes of determining whether there was a quorum.  Broker non-votes will not be taken into account in determining the election of directors.

 The Board of Directors recommends that the stockholders vote FOR the two Class I nominees listed above.  Proxies received will be voted FOR each of the Class I nominees unless stockholders specify otherwise in the proxy.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Grant Thornton LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2009, was recommended by the Audit Committee, whose selection was approved by the Board, to act in such capacity for the fiscal year ending December 31, 2010, subject to ratification by the stockholders.

If our stockholders do not ratify the selection of Grant Thornton LLP, or if such firm should decline to act or otherwise become incapable of acting, or if our engagement of Grant Thornton LLP should be discontinued, the Board, on the recommendation of the Audit Committee, will appoint a substitute independent registered public accounting firm.  A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this item. Abstentions will be the equivalent of a vote against this proposal.

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  Proxies received will be so voted unless stockholders specify otherwise in the proxy.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting.  If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information known to us with respect to the beneficial ownership of our common stock as of March 22, 2010, by (i) all persons known to us to beneficially own five percent (5%) or more of our common stock, (ii) each of our directors, (iii) the executive officers named in the “Summary Compensation Table” of the “Executive Compensation and Related Information” section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class(1)
Directors and Executive Officers(2)
Paul R. Ryan(3)	1,326,568	3.9%
Robert L. Harris, II(4)	1,179,423	3.5%
William S. Anderson(5)	27,195	*
Fred A. deBoom(6)	122,325	*
Edward W. Frykman(7)	120,515	*
G. Louis Graziadio, III(8)	115,125	*
Clayton J. Haynes(9)	304,653	*
Dooyong Lee(10)	1,113,596	3.3%
Edward J. Treska(11)	228,332	*
All Directors and Executive Officers as a Group (nine persons)(12)	4,537,732	12.7%
_____________________
*	Less than one percent
(1)
The percentage of shares beneficially owned is based on 33,249,291 shares of our common stock outstanding as of March 22, 2010.  Beneficial ownership is determined under rules and regulations of the SEC.  Shares of common stock subject to options that are currently exercisable, or exercisable within 60 days after March 22, 2010, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated in the footnotes to this table, and subject to applicable community property laws, we believe that such persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(2)	The address for each of our directors and executive officers is our principal office located at Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, California 92660.
(3)	Includes 659,335 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2010.
(4)	Includes 659,335 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2010.
(5)	Includes 17,195 restricted stock units issued to independent directors.
(6)
Includes 73,200 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2010 and 18,125 restricted stock units issued to independent directors.

(7)
Includes 77,400 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2010 and 18,125 restricted stock units issued to independent directors.

(8)
Includes 97,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2010 and 18,125 restricted stock units issued to independent directors.

(9)	Includes 177,070 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2010.
(10)	Includes 625,000 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2010.
(11)	Includes 102,500 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2010.
(12)
Includes 2,470,840 shares of common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 22, 2010 and 71,570 restricted stock units issued to independent directors.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock					Percent of Class(1)
5% Stockholders	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power	Total
Apex Capital, LLC(2)	0	2,827,000	0	2,827,000	2,827,000	8.5%
Sanford J. Colen(2)	45,000	2,827,000	45,000	2,827,000	2,872,000	8.6%
Daniel S. Katz(2)	164,000	2,827,000	164,000	2,827,000	2,991,000	9.0%
FMR LLC(3)	0	0	1,601,800	0	1,601,800	4.8%
Edward C. Johnson III(3)	0	0	1,601,800	0	1,601,800	4.8%
Kingdon Capital Management, LLC(4)	0	1,681,523	0	1,681,523	1,681,523	5.1%
Mark Kingdon(4)	0	1,681,523	0	1,681,523	1,681,523	5.1%
Blackrock, Inc. (5)	1,631,306	0	1,631,306	0	1,631,306	4.9%

________________________
*	Less than one percent
(1)
The percentage of shares beneficially owned is based on 33,249,291 shares of our common stock outstanding as of March 22, 2010.  Beneficial ownership is determined under rules and regulations of the SEC.

(2)
The same 2,827,000 shares of common stock are beneficially owned by Apex Capital, LLC, Sanford J. Colen and Daniel S. Katz, and are reported separately for each in accordance with Item 403 of Regulation S-K.  Apex Capital, LLC, is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, common stock.  Mr. Colen is the Manager of Apex Capital, LLC, and has sole voting and dispositive power with respect to 45,000 shares of common stock.  Mr. Katz is a portfolio manager of Apex Capital, LLC, and has sole voting and dispositive power with respect to 164,000 shares of common stock.  The information reported is based solely on a Schedule 13G filed jointly by Apex Capital, LLC, Sanford J. Colen  and Daniel S. Katz on February 11, 2010. According the Schedule 13G, the address for Apex Capital, LLC, Sanford J. Colen  and Daniel S. Katz is 25 Orinda Way, Suite 300, Orinda, California 94563.

(3)
The same 1,601,800 shares of common stock are beneficially owned by FMR LLC and Edward C. Johnson III, and are reported separately for each in accordance with Item 403 of Regulation S-K.  The information reported is based solely on a Schedule 13G/A filed by FMR LLC with the SEC on February 16, 2010.  According to such Schedule 13G/A, the address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)
The same 1,681,523 shares of common stock are beneficially owned by Kingdon Capital Management, LLC and Mark Kingdon, and are reported separately for each in accordance with Item 403 of Regulation S-K. The information reported is based solely on a Schedule 13G/A filed by Kingdon Capital Management, LLC and Mark Kingdon with the SEC on February 16, 2010.  According to such Schedule 13G/A, the address for Kingdon Capital Management, LLC and Mark Kingdon is 152 West 57th Street, 50th Floor, New York, New York 10019.

(5)
The information reported is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 9, 2010.  According to such Schedule 13G/A, the address for BlackRock, Inc. is 40 East 52nd Street,  New York, New York 10019.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions.  It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our (a) our principal executive officer and principal financial officer and (b) our three most highly compensated executive officers, other than the principal executive officer and principal financial officer, which we refer to herein collectively as our Named Executive Officers.

Current Compensation Philosophy and Objectives

Objectives of Compensation Program

The objective of our compensation program for our Named Executive Officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, individuals with the skills necessary to achieve our objectives.  Our compensation program is also designed to reinforce a sense of ownership and urgency and to link rewards to measurable corporate performance goals.

Compensation Elements

Our compensation program currently has four primary components:

●	base salary;

●	cash bonuses;

●	equity awards granted under our stock incentive plans; and

●	employee benefits and perquisites.

Determination of Our Compensation Program

We have no public company peers with which to compare our compensation program.  For our business, we rely on qualified, highly skilled and talented employees who have experience in the legal, intellectual property licensing and enforcement, and technology related industries to execute our business model.  Thus, our compensation program is patterned in a manner similar to companies in these industries in order to attract and retain talented employees who may have other opportunities in these industry areas.

Determining the Elements of Our Compensation Program

Our compensation program consists of two general elements:

●	a fixed portion of compensation to retain and provide a base level of compensation to our employees; and

●	a performance element to incentivize our employees to achieve superior corporate performance.

The fixed portion of our compensation program consists of base salary, cash bonus and, in part, the grant of restricted stock awards.  The performance element of our compensation program consists of the award of stock options and the grant of restricted stock awards.

Determining the Amounts of Each Element of Our Compensation Program

In determining the total amount and mixture of the compensation for each of the Named Executive Officers, the Compensation Committee and the Board subjectively consider the overall value to us of each Named Executive Officer in light of numerous factors, including but not limited to the following:

●	our competitive position;

●	individual performance, including past and expected contribution to our goals of each Named Executive Officer; and

●	our long-term needs and goals, including attracting and retaining key management personnel.

The Compensation Committee and, where applicable, the Chief Executive Officer review the performance of each Named Executive Officer annually in light of the above factors and determine whether the Named Executive Officer should receive any increase in base salary or receive a cash bonus or stock award based on such evaluation.  Since we do not have a peer group of comparable public companies in our industry, we do not determine compensation based on surveys of other companies’ compensation programs.

Role of Compensation Committee and Chief Executive Officer

The Compensation Committee has the responsibility for reviewing, approving and determining the compensation of the Named Executive Officers.  Annually, the Compensation Committee evaluates the performance of our Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of our compensation program.  The Chief Executive Officer assists the Compensation Committee in reaching compensation decisions with respect to the Named Executive Officers other than the Chief Executive Officer.  The other Named Executive Officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the Chief Executive Officer.  If the Compensation Committee considers it appropriate, it may increase the other Named Executive Officers’ base salary or provide for additional stock awards.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, imposes a $1.0 million limit on the amount that a public company may deduct for compensation paid to its chief executive officer or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation, which is compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the stockholders.  For the 2009 fiscal year, none of the Named Executive Officers received compensation in excess of $1.0 million.  Generally, while we seek to maximize the deduction of the Named Executive Officers, because we compensate our Named Executive Officers in a manner designed to promote our varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible.

Base Salary

We pay base salaries to reward the Named Executive Officers for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their compensation.  The base salaries of all of the Named Executive Officers are approved by the Compensation Committee.  The primary factors considered by the Compensation Committee in establishing or adjusting base salaries are:

●	individual and company performance;

●	experience, position criticality and overall responsibility of the Named Executive Officer;

●	internal equity among positions; and

●	changes in the Named Executive Officer’s duties and responsibilities.

In making salary decisions, the Compensation Committee exercises its discretion and judgment based on the above factors.  No specific formula is applied to determine the weight of each of the above factors in determining base salary.  During fiscal year 2009, as in the past several years, the Compensation Committee increased the base salaries of the Named Executive Officers based on the above factors, commensurate with their performance and our success.  In light of such factors, in fiscal year 2009, the Compensation Committee increased the base salaries of each of Messrs. Ryan, Harris, Haynes, Lee and Treska by approximately 5% over their base salaries in effect in fiscal year 2009.

At the end of fiscal year 2009, the base salaries of the Named Executive Officers were:

Name of Executive:	Position	Base Salary:
Paul R. Ryan	Chief Executive Officer	$368,997
Robert L. Harris, II	President	$362,362
Clayton J. Haynes	Chief Financial Officer, Senior Vice President of Finance and Treasurer	$276,276
Dooyong Lee	Executive Vice President	$360,360
Edward J. Treska	Vice President and Secretary	$262,500

Cash Bonuses

The employment agreements with each of the Named Executive Officers were structured to provide for an annual discretionary cash bonus based on performance equal in value to up to 30% of his respective annual base salary.  Such cash bonus is discretionary and is based upon personal performance, overall company performance and any other factors the Compensation Committee and, if applicable, the Chief Executive Officer elect to consider.  With respect to fiscal year 2009, the Compensation Committee and, where applicable, the Chief Executive Officer, considered the following performance metrics when determining the amount of bonus to be paid to each of the Named Executive Officers:

●	the number of licensing programs that have produced revenue;

●	the number of patent portfolios controlled by us; and

●	our twelve-month trailing revenue stream.

The above fiscal year 2009 performance metrics are referred to herein as the 2009 Performance Metrics.

The Compensation Committee was responsible for evaluating the individual performance of the Chief Executive Officer for the 2009 fiscal year.  The Compensation Committee reviewed our performance and the Chief Executive Officer’s individual performance in fiscal year 2009 with respect to the 2009 Performance Metrics, as well as other relevant factors considered in the discretion of the Compensation Committee.  After consideration of such performance criteria, for fiscal year 2009, the Compensation Committee determined that Mr. Ryan should be awarded the maximum amount of bonus allowable pursuant to his employment agreement, which is equal to $105,428, or 29% of his annual base salary.

The Chief Executive Officer was responsible for determining the bonuses payable to each of Messrs. Harris, Haynes and Lee.  The Chief Executive Officer reviewed our performance and each other Named Executive Officer’s individual performance in fiscal year 2009 with respect to the 2009 Performance Metrics, as well as other relevant factors considered in the discretion of the Chief Executive Officer and the Compensation Committee.  The Compensation Committee had the final authority to approve the Chief Executive Officer’s recommendations regarding the amount of the discretionary cash bonus, if any, payable to each of Messrs. Harris, Haynes and Lee.  After consideration of the performance criteria described above, for fiscal year 2009, the Chief Executive Officer and the Compensation Committee determined that Messrs. Harris, Haynes and Lee should each be awarded the maximum amount of bonus allowable pursuant to each of their respective employment agreements, which is equal to $103,532, $78,936 and $119,108, respectively, or 29% of each of each of Messrs. Harris and Haynes annual base salaries and 33% of Mr. Lee’s annual base salary.

The Chief Executive Officer was responsible for determining the discretionary cash bonus payable to Mr. Treska.  The Chief Executive Officer reviewed our performance and Mr. Treska’s quarterly performance in fiscal year 2009, as well as other relevant factors considered in the discretion of the Chief Executive Officer.  After consideration of the performance criteria described above, for fiscal year 2009, the Chief Executive Officer determined that Mr. Treska should be awarded $61,656 or 23% of his annual base salary.

In addition to the above discretionary bonuses, all of our employees, including each of our Named Executive Officers, received a year-end bonus equal to one week’s salary.  Thus, Messrs. Ryan, Harris, Haynes, Lee and Treska each received an additional non-discretionary bonus of $7,096, $6,969, $5,313, $6,930, and $5,048, respectively, with respect to fiscal year 2009.

Equity Compensation

We grant both stock options and restricted stock awards to the Named Executive Officers.  Both equity compensation awards vest over a one to three year period based on the award recipient’s continued service to us.  The Compensation Committee believes that the grant of stock options and restricted stock awards are essential in aligning the interests of management and our stockholders in enhancing the value of our company.  Additionally, grants of stock options and restricted stock awards also help us to retain employees through the use of vesting.

Historically, we have awarded both stock options and restricted stock awards to our Named Executive Officers and other employees.  As in the fiscal years 2008 and 2007, in fiscal year 2009, we placed increased emphasis on grants of restricted stock awards in lieu of stock option grants after consideration of the following factors:

●	the potential dilution of shares given the growth in the number of our employees;

●
the volatility of our common stock, which causes a high expense value for a stock option, which could then create a situation in which the cost to us of issuing an option could exceed the value ultimately delivered to our employees;

●
restricted stock has more retentive value in the event of a downturn in stock markets, and helps align our employees’ goals with maximizing stockholder value so that our employees not only have an interest in increasing the value of our common stock, but also have an interest in avoiding price declines; and

●
the competitive marketplace is beginning to use restricted stock as at least a portion of the long-term incentive award and we want to ensure that our long-term incentive package remains competitive with the market.

Decisions regarding the size of equity compensation awards for the Chief Executive Officer are made by the Compensation Committee, after careful consideration of the following factors:

●	our performance and the Chief Executive Officer’s individual performance; and

●	retention considerations.

Decisions regarding the size of equity compensation awards for the other Named Executive Officers are made by the Compensation Committee after careful consideration of the following factors:

●	recommendations of the Chief Executive Officer;

●	our performance and the individual performance of each other Named Executive Officer;

●	retention considerations;

●	internal equity; and

●	executive potential.

In fiscal year 2009, we did not grant any stock options to our Named Executive Officers.  In fiscal year 2009, the Chief Executive Officer was granted 90,000 restricted stock awards, and the other Named Executive Officers received restricted stock grants ranging from 45,000 to 90,000.

Benefits and Perquisites

The Named Executive Officers participate in the employee benefits that are available to all of our employees.

Severance and Change of Control Payments

The Board is determined to provide our Named Executive Officers with severance and change of control arrangements in order to mitigate some of the risk that exists for the Named Executive Officers.  These arrangements are intended to attract and retain qualified executives who have alternatives that may appear to them to be less risky absent these arrangements, and mitigate a potential disincentive for the Named Executive Officers to pursue and execute an acquisition of our company, particularly where the services of these Named Executive Officers may not be required by a potential acquirer.

Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. The employment agreements with Messrs. Ryan, Harris and Haynes commenced on March 31, 2008, the employment agreement with Mr. Treska commenced in April 2004 and the employment agreement with Mr. Lee commenced in January 2005.

All employment agreements with the Named Executive Officers may be terminated by either party for any reason upon thirty-days advance notice.  Upon termination without cause, the Named Executive Officer will be eligible for payment pursuant to our then effective severance plan, if any.  The current severance plan is described below under the heading “Potential Payments Upon Termination or Change in Control.”  In addition, the Named Executive Officer is eligible for an annual discretionary cash bonus of up to 30% of his base salary.  The cash bonus is based upon personal performance, overall company performance and any other factors the Compensation Committee and, if applicable, the Chief Executive Officer elect to consider.

Effective December 17, 2008, we amended the employment agreements with Messrs. Ryan, Harris, Haynes and Lee for the purpose of bringing their employment agreements into compliance with the applicable provisions of Section 409A of the Code, or Section 409A, and the Treasury Regulations issued thereunder.  Section 409A governs “nonqualified deferred compensation” arrangements.  Section 409A imposes penalties and additional tax on service providers (including employees and directors) if a nonqualified deferred compensation arrangement does not comply with its provisions.  The amendments provide, among other things, that discretionary bonus payments to the above-named officers will be made only at such times and in such manner as is permissible without triggering tax penalties under Section 409A.

We do not have any agreement or arrangement with any Named Executive Officer relating to a change in control of our company other than any provisions for the accelerated vesting of stock awards in their respective stock award agreements and the executive severance policy described below, which we refer to herein as the Executive Severance Policy.  The agreements and arrangements are described in greater detail under the section “Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

Under our Executive Severance Policy, full-time employees with the title of Senior Vice President and higher, which we refer to herein as the Officers, are entitled to receive certain benefits upon termination of employment.  If we terminate the employment of an Officer for other than cause or other than on account of death or disability, we will (i) promptly pay to the Officer a lump sum amount equal to the aggregate of (a) accrued obligations (i.e., the Officer’s annual base salary through the date of termination to the extent not theretofore paid and any compensation previously deferred by the Officer (together with any accrued interest or earnings thereon) and any accrued vacation pay, and reimbursable expenses, in each case to the extent not theretofore paid) and (b) three months of the Officer’s base salary for each full year that the Officer was employed by us, which we refer to herein as the Severance Period, up to a maximum of twelve months of the Officer’s base salary and (ii) provide to the Officer, COBRA coverage, paid by us, for the medical and dental benefits selected by the Officer in the year in which the termination occurs, for the duration of the Severance Period.

On December 17, 2008, we amended the Executive Severance Policy for the purpose of bringing the policy into compliance with the applicable provisions of Section 409A.  The amendment to the Executive Severance Policy clarifies that any severance payments which are treated as non-qualified deferred compensation must be made upon a “separation of service” with us and that, subject to certain exceptions, such payments may be delayed for a period of six months if an employee is deemed to be a “specified employee” at the time of his or her termination of employment.

If we had terminated Messrs. Ryan, Harris, Haynes or Lee without cause on December 31, 2009, each of them would have received a lump sum payment equal to 12 months of their respective base salaries, in addition to the accrued obligations and COBRA coverage described above.  The respective base salaries would have been $368,997 for Mr. Ryan, $362,362 for Mr. Harris, $276,276 for Mr. Haynes and $360,360 for Mr. Lee.  In fiscal year 2009, Mr. Treska was not eligible to participate in our Executive Severance Policy.  There is no acceleration of the vesting of any outstanding restricted stock awards or stock options upon termination of employment that would be triggered by any agreement or in accordance with the Executive Severance Policy.  The Named Executive Officers do not receive severance or other payments in any other circumstances, including death or disability.

Upon a “change in control” or “hostile takeover” (each as defined in our 2002 Acacia Technologies Stock Incentive Plan and 2007 Acacia Technologies Stock Incentive Plan), all outstanding unvested stock awards, including outstanding unvested options, will fully vest on the close of the “change in control” or “hostile takeover.”  If the closing of a “change in control” had occurred as of December 31, 2009, the following stock awards, including options, would have vested with respect to each Named Executive Officer:

	Stock Option Awards		Restricted Stock Awards
Name	Number of Shares	Value($)	Number of Shares	Value ($)	Total Value ($)
Paul R. Ryan	0	0	120,000	1,093,200	1,093,200
Robert L. Harris, II	0	0	120,000	1,093,200	1,093,200
Clayton J. Haynes	0	0	60,000	546,600	546,600
Dooyong Lee	6,252	7,565	153,334	1,396,873	1,404,438
Edward J. Treska	0	0	70,000	637,700	637,700

The determination of the value of the restricted stock that vested on this hypothetical “change in control” is determined by multiplying the shares that vested against the closing sales price of our common stock on the last trading day prior to December 31, 2009.  The value of the stock options that vested on this hypothetical “change in control” is determined by multiplying the shares that vested against the difference between the closing sales price of our common stock on the last trading day prior to December 31, 2009, and the exercise price per share.  For stock options in which the exercise price is greater than the closing price of our common stock on the last trading day prior to December 31, 2009, the value of such stock options was zero.  The fair market value of a share of our common stock is assumed to be $9.11 which was the closing price of the stock on December 31, 2009, the last trading day in 2009.  We are not required to make any other payments in connection with a “change in control” of our company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board currently consists of Messrs. deBoom, Frykman and Graziadio.  During fiscal year 2009, no member of our Compensation Committee was an officer or employee, or a former employee, of our company.  During fiscal year 2009, none of our executive officers (i) served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee of another entity, one of whose executive officers served as a director of ours.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:	Fred A. deBoom
Edward W. Frykman
G. Louis Graziadio, III

Summary Compensation

The following table sets forth information concerning all cash and non-cash compensation earned for services rendered in all capacities to us during the last fiscal year for our Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non-qualified Deferred Comp-ensation Earnings ($)	All Other Comp- ensation ($)	Total ($)
Paul R. Ryan	2009	362,172	105,428(3)	315,000	-	7,096(4)	-	-	789,696
Chairman and Chief	2008	347,683	108,131	296,400	-	-	-	-	752,214
Executive Officer	2007	331,473	96,499	791,400	-	-	-	-	1,219,372

Robert L. Harris, II	2009	355,659	103,532 (5)	315,000	-	6,969 (6)	-	-	781,160
President	2008	341,432	106,187	296,400	-	-	-	-	744,019
	2007	325,513	96,381	791,400	-	-	-	-	1,213,294

Clayton J. Haynes	2009	271,165	78,936(7)	157,500	-	5,313 (8)	-	-	512,914
Chief Financial Officer	2008	260,318	80,960	148,200	-	-	-	-	489,478
	2007	242,966	73,865	329,750	-	-	-	-	646,581

Dooyong Lee	2009	348,546	119,108(9)	315,000	-	6,930 (10)	-	-	789,584
Executive Vice President	2008	339,545	105,600	296,400	-	-	-	-	741,545
	2007	316,846	96,346	1,319,000	824,110	-	-	-	2,556,302

Edward J. Treska	2009	257,644	61,656(11)	157,500	-	5,048 (12)	-	-	481,848
Vice President and	2008	216,673	52,208	208,600	-	-	-	-	477,481
Secretary	2007	187,688	3,673	263,800	-	-	-	-	455,161

_________________________

(1)
Stock awards consist only of restricted stock awards.  Amounts shown do not reflect compensation actually received by the Named Executive Officer.  Instead, the amounts shown represent the aggregate grant date fair value related to restricted stock awards granted to the Named Executive Officers during the years indicated, as determined pursuant to ASC Topic 718.  The method used to calculate the aggregate grant date fair value of restricted stock awards is set forth under Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for our 2009 fiscal year filed with the SEC on February 25, 2010 as amended on February 26, 2010.

(2)
Amounts shown do not reflect compensation actually received by the Named Executive Officer.  Instead, the amounts shown represent the aggregate grant date fair value related to option awards granted to the Named Executive Officers during the years indicated, as determined pursuant to ASC Topic 718.  The assumptions used to calculate the aggregate grant date fair value of option awards are set forth under Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for our 2009 fiscal year filed with the SEC on February 25, 2010 as amended on February 26, 2010.

(3)	This amount represents the amount of the discretionary bonus earned by Mr. Ryan with respect to fiscal year 2009 in accordance with the terms of his employment agreement.
(4)	This amount represents the amount of the non-discretionary bonus received by Mr. Ryan that is provided to all of our employees.
(5)	This amount represents the amount of the discretionary bonus earned by Mr. Harris with respect to fiscal year 2009 in accordance with the terms of his employment agreement.
(6)	This amount represents the amount of the non-discretionary bonus received by Mr. Harris that is provided to all of our employees.
(7)	This amount represents the amount of the discretionary bonus earned by Mr. Haynes with respect to fiscal year 2009 in accordance with the terms of his employment agreement.
(8)	This amount represents the amount of the non-discretionary bonus received by Mr. Haynes that is provided to all of our employees.
(9)	This amount represents the amount of the discretionary bonus earned by Mr. Lee with respect to fiscal year 2009 in accordance with the terms of his employment agreement.
(10)	This amount represents the amount of the non-discretionary bonus received by Mr. Lee that is provided to all of our employees.
(11)	This amount represents the amount of the discretionary bonus earned by Mr. Treska with respect to fiscal year 2009 in accordance with the terms of his employment agreement.
(12)	This amount represents the amount of the non-discretionary bonus received by Mr. Treska that is provided to all of our employees.

Executive Officers

The table below provides information concerning the executive officers as of the date of this Proxy Statement.

Name	Age	Positions with the Company
Paul R. Ryan	64	Chairman and Chief Executive Officer
Robert L. Harris, II	51	President
Clayton J. Haynes	40	Chief Financial Officer, Treasurer and Senior Vice President, Finance
Dooyong Lee	49	Executive Vice President
Edward J. Treska	44	Vice President and Secretary

The following is biographical information and a brief description of the capacities in which each of the executive officers has served during the past five years.  Biographical information on Messrs. Ryan and Harris is set forth above under “Proposal No. 1:  Election of Directors.”

Clayton J. Haynes joined us in April 2001 as Treasurer and Senior Vice President, Finance.  In November 2001, Mr. Haynes was appointed our Chief Financial Officer.  From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice.  Mr. Haynes received a B.A. degree from the University of California at Los Angeles and is a Certified Public Accountant.

Dooyong Lee  joined us in January 2005 as Executive Vice President.  From 2003 to January 2005, Mr. Lee was Chief Operating Officer of Global Patent Holdings LLC/TechSearch LLC, a privately held patent holding company whose assets were acquired by us in January 2005.  From 2000 to 2003, Mr. Lee was President of LPS Group, a patent licensing company founded under Information Holdings Inc. (now part of The Thomson Corporation, NYSE:TOC).  Prior to LPS Group, Mr. Lee co-founded FRI, an intellectual property consulting firm, then under the sponsorship of Fish & Richardson, PC.  Prior to LPS Group, Mr. Lee was a licensing executive at AT&T Bell Laboratories/Lucent Technologies.  Mr. Lee started his career as a Member of the Technical Staff at AT&T Bell Labs in 1984.  Mr. Lee received a B.A. degree from Oberlin College and an M.S. degree from the University of California at Berkeley.

 Edward J. Treska joined us in April 2004 as Vice President.  Mr. Treska was previously General Counsel, Director of Patents and Licensing for SRS Labs, Inc., a technology licensing company specializing in audio enhancement, between 1996 and 2004.  Prior to joining SRS Labs, Mr. Treska practiced law at the intellectual property law firm of Knobbe, Martens, Olson & Bear and prior to law school was a design engineer with the former TRW Space & Technology Group.  Mr. Treska is a registered patent attorney who received a B.S. degree in Electrical Engineering from Colorado State University and a J.D. degree from the University of San Diego School of Law.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2009

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Paul R. Ryan	1/9/09	-	-	-	-	-	-	90,000(1)	-	-	315,000(2)

Robert L. Harris, II	1/9/09	-	-	-	-	-	-	90,000(1)	-	-	315,000(2)

Clayton J. Haynes	1/9/09	-	-	-	-	-	-	45,000(1)	-	-	157,500(2)

Dooyong Lee	1/9/09	-	-	-	-	-	-	90,000(1)	-	-	315,000(2)

Edward J. Treska	1/9/09	-	-	-	-	-	-	45,000(1)	-	-	157,500(2)

(1)
This amount reflects grants of Restricted Stock under our 2002 Acacia Technologies Stock Incentive Plan.   One-half of the shares will vest one year after the date of grant and one-half of the shares will vest two years after date of grant.

(2)
Only restricted stock awards were granted to employees in 2009.  The fair value of restricted stock awards is determined by the product of the number of shares granted and the grant date market price of the underlying common stock.  Regardless of the value placed on restricted stock awards on the grant date, the actual value of the award will depend on the market value of our common stock at such date in the future when the restricted stock award vests.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information, with respect to the Named Executive Officers, concerning the outstanding equity awards of our common stock at the end of fiscal year 2009.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable (1)	Unexercisable	Options (#)	Price ($)	Expiration Date	Vested (#)	Vested ($)(7)	Vested (#)	Vested ($)

Paul R. Ryan	275,001	-	-	3.92	3/29/11	30,000(3)	273,300	-	-
	101,000	-	-	1.85	12/16/12	90,000(4)	819,900
	40,000	-	-	1.85	5/20/13
	60,000	-	-	1.85	8/19/13
	91,667	-	-	5.17	11/24/13
	91,667	-	-	4.14	10/19/14

Robert L. Harris, II	275,001	-	-	3.92	3/29/11	30,000(3)	273,300	-	-
	161,000	-	-	1.85	12/16/12	90,000(4)	819,900
	40,000	-	-	1.85	5/20/13
	91,667	-	-	5.17	11/24/13
	91,667	-	-	4.14	10/19/14

Clayton J. Haynes	46,000	-	-	3.96	4/2/11	15,000(3)	136,650	-	-
	52,500	-	-	1.85	12/16/12	45,000(4)	409,950
	13,330	-	-	1.85	5/20/13
	37,620	-	-	5.17	11/24/13
	37,620	-	-	4.14	10/19/14

Dooyong Lee	225,000	-	-	5.80	1/28/15	30,000(3)	273,300	-	-
	293,748	6,252(2)	-	7.90	1/17/16	90,000(4)	819,900
	100,000	-	-	13.19	6/7/17	33,334(5)	303,672

Edward J. Treska	102,500	-	-	6.66	4/19/14	15,000(3)	136,650	-	-
						45,000(4)	409,950
						10,000(6)	91,100

(1)	This amount reflects options that were granted at an exercise price equal to the closing price of our common stock on the date of grant and have a term of ten years. The options are fully vested.
(2)
This amount reflects options that were granted on January 17, 2006 at an exercise price equal to the closing price of our common stock on the date of grant and have a term of ten years. The options were fully vested on January 17, 2010.

(3)	This amount reflects stock awards that were granted on June 13, 2008. Assuming continued employment, the restricted stock grants will become fully vested on June 13, 2010.
(4)	This amount reflects stock awards that were granted on January 9, 2009. Assuming continued employment, the restricted stock grant will become fully vested on January 9, 2011
(5)	This amount reflects stock awards that were granted on June 7, 2007. Assuming continued employment, the restricted stock grant will become fully vested June 7, 2010.
(6)	This amount reflects stock awards that were granted on October 10, 2008. Assuming continued employment, the restricted stock grant will become fully vested on October 10, 2010.
(7)	The fair market value of a share of our common stock is assumed to be $9.11 which was the closing price of the stock on December 31, 2009, the last trading day in 2009.

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul R. Ryan	60,000	370,760	60,000	372,000
Robert L. Harris, II	-	-	60,000	372,000
Clayton J. Haynes	-	-	27,500	171,575
Dooyong Lee	-	-	63,333	391,232
Edward J. Treska	-	-	35,000	235,150

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for 2009, which include our consolidated balance sheets as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009, and the notes thereto.

Composition. The Audit Committee of the Board is comprised of three directors and operates under a written charter adopted by the Board. The charter was amended by the Board on October 19, 2004.  The members of the Audit Committee are Fred A. deBoom, William S. Anderson and Edward W. Frykman. All members of the Audit Committee are “independent,” as defined in Rule 10A-3 under the Exchange Act, and Rule 4200(a)(15) of the Marketplace Rules contained in the Nasdaq Listed Company Manual, and financially literate.

Responsibilities. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as our independent registered public accounting firm. Management has primary responsibility for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to oversee these processes.

Review with Management and Independent registered public accounting firm. The Audit Committee has reviewed our consolidated audited financial statements and held discussions with management and Grant Thornton LLP, our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.

Conclusion. Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

This report is submitted by the Audit Committee of the Board.

Fred A. deBoom
William S. Anderson
Edward W. Frykman

Audit and Related Fees

Grant Thornton LLP was the company's independent registered public accounting firm for the years ended December 31, 2009 and 2008.  Fees billed in connection with services rendered by Grant Thornton LLP were as set forth below (on a consolidated basis including Acacia Research Corporation and its subsidiaries).  Fees billed in connection with services rendered by Grant Thornton LLP include fees billed during 2010 and 2009, related to fiscal year 2009, and fees billed during 2009 and 2008, related to fiscal year 2008.

Audit Fees –Total fees billed by Grant Thornton LLP for audit services relating to the fiscal year ended 2009 and 2008 were $473,000 and $420,000, respectively.

Audit-Related Fees –Total fees billed by Grant Thornton LLP for audit related services relating to the fiscal year ended 2009 and 2008 were $106,000 and $0, respectively.  These fees are for services rendered for research, consultation and assistance related to (i) our proposed accounting for certain license agreements, (ii) our responses to SEC comments on the Company's 2008 Annual Report on Form 10-K and (iii) our change in accounting for the recognition of revenue for our term license arrangements.

Tax Fees – Tax fees billed by Grant Thornton LLP for tax services relating to the fiscal year ended 2009 and 2008 were $64,000 and $0, respectively.  These fees are for professional services rendered for tax compliance, tax consulting and transfer pricing study.

All Other Fees – Total fees billed by Grant Thornton LLP for other services relating to the fiscal year ended 2008 and 2007 were $0.

Audit Committee Pre-Approval Policy

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Audit Committee receives information on the status of services provided or to be provided by the independent registered public accounting firm and the related fees.  All of the services in 2009 and 2008 were pre-approved.

Certain Relationships and Related Transactions

We do not have a formal policy for review, approval or ratification of related party transactions required to be reported in this Proxy Statement.  However, we have adopted a corporate Code of Conduct which applies to all of our employees, officers, and directors and a Board of Directors Code of Conduct which applies only to our directors.  Each Code of Conduct provides obligations and prohibitions on any related party transactions which cause our employees, officers or directors to face a choice between what is in their personal interest and what is in our interest.  The corporate Code of Conduct requires conflicts of interest which result from investments in companies doing business with us or in one of our competitors to be disclosed to our General Counsel and approved by our Board.  The corporate Code of Conduct requires employees, officers, and directors that are conducting our business with family members to disclose such transactions to our General Counsel.  Such transactions are generally prohibited unless approved by the Board.  The Board of Directors Code of Conduct provides further obligations for director conflicts of interest.  The Board of Directors Code of Conduct requires directors to disclose material conflicts of interest to our General Counsel.  Our General Counsel must notify the Board, and the disinterested Board members must determine whether the situation represents a material conflict of interest.  If the Board determines there is a material conflict of interest, the Board must determine the appropriate manner to address the conflict and may prohibit the interested director from approving the transaction, have the transaction approved by our Audit Committee, or have the transaction approved by another disinterested body of the Board.

We review the questionnaires completed by our directors and executive officers annually.  If any related party transactions are reported, management reviews the transactions and consults with the Board.   Since January 1, 2009, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements with Directors and Officers.  In addition to the indemnification provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify each such director or officer against expenses (including attorneys' fees), damages, judgments, fines, penalties and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as our director or officer (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, or which we are prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  We believe that, based on the written representations of our directors and officers, and the copies of reports filed with the SEC during the fiscal year ended December 31, 2009, our directors, officers and holders of more than 10% of our common stock complied with the requirements of Section 16(a).

Form 10-K

On February 26, 2010, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ending December 31, 2009, as amended February 26, 2010.  A copy of our Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. We filed Amendment No. 1 on Form /A to amend our annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010, solely to include the certifications as a part of our original Form 10-K, which are specified in Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, and required to be filed. While Exhibits 31.1 and 31.2 were filed with the original Form 10-K, Exhibits 32.1 and 32.2 were inadvertently omitted from the original filing. No other changes were made to the original Form 10-K as filed.

Householding

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary at (949) 480-8300 or write to him at Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, California 92660.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Stockholder Proposals for the 2011 Annual Meeting

Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our proxy statement with respect to the 2011 annual meeting should arrange for such proposal to be delivered to us at our principal place of business (500 Newport Center Drive, Newport Beach, California 92660) no later than December 7, 2010, in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer.

In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered “timely” within the meaning of Rule 14a-4 under the Exchange Act and pursuant to our Amended and Restated Bylaws notice of any such stockholder proposals must be delivered to our Secretary in writing at our principal place of business not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2010 Annual Meeting, after which a proposal is untimely.  In the event that the date of the 2011 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2011 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2011 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2011 Annual Meeting is first made by us.  A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of our common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

April 8, 2010	By Order of the Board of Directors,

/s/ Edward J. Treska
Edward J. Treska
Secretary

ACACIA RESEARCH CORPORATION

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ACACIA RESEARCH CORPORATION

Annual Meeting of Stockholders May 18, 2010

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and appoints Paul R. Ryan and Edward J. Treska and each of them, the Proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock held of record by the undersigned on March 22, 2010 either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Acacia Research Corporation (the "Company") to be held May 18, 2010, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED **FOR** THE ELECTION OF THE TWO DIRECTOR NOMINEES AND **FOR** THE PROPOSAL.

(See reverse side)